Filed Pursuant to Rule 424(b)(3)

Registration No. 333-208350

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated November 3, 2016)

CLIC TECHNOLOGY INC.

Common Stock

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated November 3, 2016.

This prospectus supplement incorporates into our prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on May 11, 2018.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is presently quoted for trading on the OTC Markets -under the symbol “FNTT.” While our shares are quoted for trading there has not been any trading in the stock.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 9 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 14, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

CLIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

FUNDTHATCOMPANY
(Former name of registrant)

Nevada	333-208350	47-4982037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1815 NE 144 Street

North Miami, FL 33181

(Address of principal executive offices)

(877) 451-0120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Use of Certain Defined Terms

Except as otherwise indicated by the context, references in this report to “CLIC TECHNOLOGY, INC.”, “FUNDTHATCOMPANY”, “FNTT”, “we,” “us,” “our,” “our Company,” refer to the registrant

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Annual Report on Form 10- K and include information concerning possible or assumed future results of our operations, including statements about potential Merger or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future Mergers, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements concerning other matters addressed in this Current Report on Form 8-K and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On May 3, 2018, the Company (“FNTT”) and CLIC Technology, Inc. (“CTI”), a Florida corporation entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), pursuant to which, on May 3, 2018, CTI merged into FNTT, with FNTT being the surviving corporation. Upon the closing of the Merger, the shareholders of CTI exchanged 100% of their CTI shareholder interest for a total of One Hundred Ten Million (110,000,000) shares of FNTT restricted common stock as consideration for the Merger, and the former shareholders of CTI now control approximately 83.6% of the Company’s outstanding common stock. Following the Merger, we will continue pursuing the business model of CTI.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Prior to the execution and delivery of the Merger Agreement, our board of directors approved the Merger and the transactions contemplated thereby. Similarly, the board of directors of CTI approved the Merger. Reference is hereby made to Item 2.01 regarding the completion of the Merger.

Following the Merger, we have abandoned our prior business plan and we are now pursuing CTI’s proposed business, which focus on the development of tools, based on blockchain technology, to facilitate digital asset management, including whose specific to processing e-commerce and financial industry payments, in multiple countries and multiple payment platforms.

Accounting Treatment of the Merger

The Merger is being treated as reverse merger where CTI is considered the accounting acquirer while FNTT is the legal acquirer.

Item 2.01 Completion of Merger or Disposition of Assets.

The Merger and Related Transactions

As described in Item 1.01 above, on May 3, 2018, the Company and CTI closed the Merger. CTI is located in Miami, Florida, and its strategic focus will be in the development of tools, based on blockchain technology, to facilitate digital asset management, including whose specific to processing e-commerce and financial industry payments, in multiple countries and multiple payment platforms.

The following sets forth information about the agreements and events relating to the Merger.

Tax Treatment and Small Business

The Merger is intended to constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Merger, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f )(1) of Regulation S-K, as promulgated by the SEC.

FORM 10 INFORMATION

Prior to the Merger, we were a public reporting company with development stage operations. While we did not deem ourselves a “ shell company, ” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”) we previously marked ourselves as a “shell” in prior SEC filings, and, in light of the scope of operations prior to the Merger and the resulting change in our business, we are voluntarily providing the information as is required pursuant to Item 2.01(f) of Form 8-K, as if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

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BUSINESS

Business Overview

The Company was originally formed under the name, FundThatCompany ("FTC") for the purpose of establishing a rewards-based on-line crowdfunding platform. The Company had planned to offer small startup businesses or entrepreneurs the ability to post a project available for funding on FTC's proposed reward-based crowdfunding platform.

However, prior to the Merger (as herein after defined), this business plan was abandoned.

The Company has not earned any revenues to date and its independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern.

As a result of the Merger with CLIC Technology, Inc., a Florida corporation, effective May 3, 2018, the Company is undertaking a new business plan in a new industry related to, and built around and integrated with, blockchain technology.

Under terms of the Merger, the Company is changing its name from FundThatCompany to CLIC Technology, Inc., a Nevada corporation, and the Florida merging corporation, CLIC Technology, Inc. will cease to exist.

CLIC Technology, Inc. remains an early stage company with revenues yet to be generated.

Products

CLIC Technology, Inc. strategic focus will be in the development of tools, based on blockchain technology, to facilitate digital asset management, including whose specific to processing e-commerce and financial industry payments, in multiple countries and multiple payment platforms. Such tools will include, but not be limited to, those that:

a.	Provide e-commerce payment processing, clearing and multi-bank settlements;
b.	Provide multi-currency and omni-channel solutions;
c.	Offer advanced risk and fraud management;

i.	Provide PCI-DSS Level 1 certified offering highest level of security for payments;
ii.	Provide advanced solutions for anti-fraud with bank cards;
iii.	Provide bank wire support in challenging markets;

d.	Offer clear concise reporting and monitoring tools;
e.	Offer customized parameters for specific business models;
f.	Provide optional professional advice and optimization counsel on business processes specific to market’s served;
g.	Provide settlement of funds to nominated bank account;
h.	Process all major currencies;
i.	Are licensed by government regulators within the countries served.

All customer funds will be managed by a Financial Conduct Authority (UK) (“FCA”) regulated gateway solution in coordination with European banks, and the Company plans to assemble a worldwide group of strategic partner/financial institutions who will use its services.

In addition, using blockchain technology, the Company plans to be able to offer a unique payment gateway capable of accepting payments in the eleven most popular crypto coins besides bitcoin, that is intended to help integrate crypto-payments across varying platforms on the Internet. The intent of such technology is to help facilitate smooth and fast transactions across the web.

In connection with the use of blockchain technology, the Company intends to also enter the emerging cryptocurrency mining industry through participation in a specific 24/7 multi-currency mining pool using a proprietary multi mining feature.

As a result, we plan to generate revenues from all the above activities.

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Corporate History

The Company was incorporated by Mr. Chayut Ardwichai in the State of Nevada on September 4, 2015 and established a September 30 fiscal year end.

Recent Developments

Capital Stock

The Company’s initial capitalization was 75,000,000 common shares with a par value of $0.001 per share, of which 73,850,000 and 1,750,000,000 shares issued and outstanding at September 30, 2017 and September 30, 2016, respectively. No preferred shares have been authorized or issued.

All references to number of common shares, price per share and weighted average number of shares outstanding prior to the 175:1 forward split on December 2, 2016, have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.

On September 4, 2015, the Company issued 1,750,000,000 (pre-split 10,000,000) common shares at $0.000005714 (pre-split $0.001) per share to the sole director and President of the Company for cash proceeds of $10,000.

On October 26, 2015, the Company received $10,000 for issued 1,750,000,000 common shares at $0.000005714 per share to the sole director and President of the Company on September 4, 2015.

On December 2, 2016 the Company has sold 30,100,000 (pre-split 172,000) common shares at $0.0001714 (pre-split $0.03) per share to 30 shareholders of the company for proceeds of $5,160. Funds were received by the Company on January 5, 2017.

On December 2, 2016, the founding shareholder of the Company, Chayut Ardwichai, returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

On December 2, 2016, the directors of the Company approved a special resolution to undertake a forward split of the common stock of the Company on a basis of 175 new common shares for 1 old common share. The issued and outstanding common stock increased from 422,000 to 73,850,000 as of December 2, 2016.

On April 11, 2018, following a change of control effective April 9, 2018, as reported on Form 8-K, filed with the Securities and Exchange Commission on April 10, 2018, the board of directors of the Company increased the total quantity of authorized shares to 350,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

Patent and Trademarks

We do not currently own any domestic or foreign patents or trademarks for any purpose.

Employees

As of the date of this Current Report on Form 8-K, we have no employees. We have no employment or other agreement with Mr. Biton, our President and Chief Executive Officer or any other person. Mr. Biton currently devotes approximately twenty hours per week to company matters.

RISK FACTORS

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by this Item.

UNRESOLVED STAFF COMMENTS

Not applicable to a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K.

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PROPERTIES

The Company does not own any real estate or other properties and has not entered into any long-term lease or rental agreements for property.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or stockholder is a party adverse to the Company or has a material interest adverse to the Company.

MINESAFETY DISCLOSURES

Not applicable.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock was not quoted on any exchange or trading platform and therefore no data is available for the periods ended December 31, 2017 or December 31, 2016.

SELECTED FINANCIAL DATA

Not applicable to a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results. The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the accompanying notes thereto included in “Item 8. Financial Statements and Supplementary Data.” In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Forward-Looking Statements.” Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors.

As the result of the change in business and operations of the Company, a discussion of the past, pre-acquisition financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of CTI as acquired by FTC.

The following discussion highlights CTI’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on CTI’s audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Going Concern

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations. We have discussed our strategy and plans relating to these matters elsewhere in this Current Report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties.

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Results of Operations

For the Period from March 12, 2018 (Inception) to April 27, 2018.

We did not earn any revenues from March 12, 2018 (Inception) to April 27, 2018.

Expenses for the year ended April 27, 2018 totaled $196 consisting of advertising, office and general expenses.

Capital Resources and Liquidity

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole director maybe unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months, we may be required to suspend or cease the implementation of our business plans.

As of April 27, 2018, we had $19,904 of cash. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date the Company has incurred operating losses since inception of $196. As at September 30, 2017, the Company has a accumulated deficit of $196.

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. Our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing and professional and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment.

Off Balance Sheet Arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

QUANTITATIVEAND QUALITATIVEDISCLOSURES ABOUT MARKET RISK

Not applicable to a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The full text of the Company's audited financial statements for the period from March 12, 2018 (Inception) to April 27, 2018, begins on page F-1 of this Annual Report on Form 10-K.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISLCOSURES

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time period specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is accumulated and communicated to management including our principal executive officer and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

In connection with this annual report, as required by Rule 13a -15d and 15d-15e under the Securities Exchange Act of 1934, we have carried out an evaluation of the effectiveness of the design and operation of our company’s disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our company’s management, including our company’s principal executive officer and principal financial officer. Based upon that evaluation, our company’s principal executive officer and principal financial officer concluded that as of September 30, 2017 our disclosure controls and procedures were not effective due to the existence of material weaknesses in our internal controls over financial reporting.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the Company’s Principal Executive and Principal Financial officer and effected by the Company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

1. Pertains to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and disposition of assets;

2. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America and receipts and expenditures are being made in accordance with authorizations of management and directors; and

3. Provide reasonable assurance regarding prevention or timely detection of unauthorized Merger, use or disposition of company assets that could have a material effect on our financial statements.

Management assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in SEC guidance on conducting such assessments as of the end of the period covered by this report. Management conducted the assessment based on certain criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. As of April 27, 2018, management determined material weaknesses occurred over our internal control over financial reporting as discussed below.

The matters involving internal controls and procedures that the Company’s management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes. Due to these material weaknesses management concluded that our internal control over financial reporting was not effective as of April 27, 2018.

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Material Weakness Discussion and Remediation

Management believes that the material weaknesses set forth in items (2), (3) and (4) above did not have an effect on the Company's reported financial results. However, management believes that the lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures can result in the Company's determination to its financial statements for the future periods.

We are committed to improving our financial organization. As part of this commitment, we will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to the Company: i) Appointing one or more outside directors to our board of directors who shall be appointed to the audit committee of the Company resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures; and ii) Preparing and implementing sufficient written policies and checklists which will set forth procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on the Company's Board. In addition, management believes that preparing and implementing sufficient written policies and checklists will remedy the following material weaknesses (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (ii) ineffective controls over period end financial close and reporting processes. Further, management believes that the hiring of additional personnel who have the technical expertise and knowledge will result proper segregation of duties and provide more checks and balances within the department. Additional personnel will also provide the cross training needed to support the Company if personnel turn over issues within the department occur. This coupled with the appointment of additional outside directors will greatly decrease any control and procedure issues the company may encounter in the future.

We will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

This annual report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

Changes in Internal Control over Financial Reporting

There were no changes that have affected, or are reasonably likely to materially affect, our internal control over financial reporting (as defined in Rules 13a-15(f) or 15d-15(f) under the Exchange Act) during the fiscal year ended April 27, 2018.

DIRECTORS, EXECUTIVEOFFICERS AND CORPORATE GOVERNANCE

Our executive officers and director are as follows:

Yosef Biton, age 38, President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer and Chairman of the Board of Directors.

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Business Experience

Yosef Biton, as President and CEO, he oversees the day-to-day operations of the company and manages its growth. Over the last 10 years, Mr. Biton has been a serial entrepreneur and investor, owning, operating or investing in many private businesses including ones engaged in online ecommerce, real estate, construction and retail.

Director Independence

Our board of directors is currently composed of one member, Yosef Biton, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Involvement in Legal Proceedings

To our knowledge, there have been no material legal proceedings during the last ten years that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of any of our directors or executive officers.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with Mr. Biton, other business interests and his involvement with the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Company has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through September 30, 2017.

Summary Compensation of Named Executive Officers

				Stock	Option	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Chayut Ardwichai - Former President	2015	-	-	-	-	-	0
Chief Executive Officer	2016	-	-	-	-	-	0
Treasurer & Secretary	2017	-	-	-	-	-	0

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Outstanding Equity Awards at Fiscal Year End

We did not pay any salaries in 2017 or 2016. None of our executive officers received any equity awards, including, options, restricted stock, performance awards or other equity incentives during the fiscal year ended September 30, 2017 and September 30, 2016 or through April 27, 2018.

Employment Contracts

At this time, the Company has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

Stock Awards Plan

The company has not adopted a Stock Awards Plan but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. The Company may develop an incentive-based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 4, 2015) through September 30, 2017 and including the period from March 12, 2018 (Inception) to April 27, 2018 as it relates to CTI.

	DIRECTOR			COMPENSATION
	Fees				Non-
	Earned			Non-Equity	Qualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	$	($)	($)	($)	($)
Chayut Ardwichai	0	0	0	0	0	0	0
Yosef Biton	0	0	0	0	0	0	0

Board Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this Annual Report. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors. We believe that an audit committee financial expert is not required because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of September 30, 2017.

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Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of September 30, 2017 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Amount and Nature of Beneficial Ownership Common Stock (1)	Shares		% of Class
Crypto Ventures Capital, Inc.(2)	43,750,000		23.8%
Yosef Biton, President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer and Chairman of the Board of Directors	110,000,000	(3)	60%

All officers and directors as a group	110,000,000		30%

 ____________

(1) Based on 73,850,000 shares of common stock issued and outstanding as of the date of this Current Report on Form 8-K.

(2) Crypto Ventures Capital, Inc Changed its name to CLIC Technology, Inc., a Florida corporation on May 1, 2018, prior to merger.

(3) Includes 55,000,000 shares owned by Novelties Distribution, LLC, which is beneficially owned by Yosef Biton.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

On September 4, 2015, the Company issued 1,750,000,000 (pre-split 10,000,000) common shares at $0.000005714 (pre-split $0.001) per share to the sole director and President of the Company for cash proceeds of $10,000.

On October 26, 2015, the Company received $10,000 for issued 1,750,000,000 common shares at $0.000005714 per share to the sole director and President of the Company on September 4, 2015.

On December 2, 2016, the founding shareholder of the Company returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

On December 2, 2016, the directors of the Company approved a special resolution to undertake a forward split of the common stock of the Company on a basis of 175 new common shares for 1 old common share. The issued and outstanding common stock increased from 422,000 to 73,850,000 as of December 2, 2016.

We currently are supplied office space free of rent from our sole Director and President and Chief Executive Officer, Yosef Biton, and do not own or rent any physical property, and do not own or rent any real property.

Management believes that current arrangement is sufficient for its needs at this time.

During the year 2017, the Company received cash advances from its former CEO, Chayut Ardwichai, of $7,200. Additionally, the former CEO paid expenses of $14,750 on behalf of the Company in year 2017. As of September 30, 2017, and 2016, the total amount owing to the former CEO from the Company is $28,892 and 6,932. The amounts due are unsecured, and non- interest bearing, with no set terms of repayment.

On May 3, 2018, the Company merged with CLIC Technology, Inc. (“CTI”), a Florida corporation beneficially owned and controlled by the Company’s CEO, Yosef Biton. As a result of the Merger, Mr. Biton received 55,000,000 shares of the Company’s common stock and Novelties Distribution, LLC (a Florida limited liability company controlled by Yosef Biton) also received an additional 55,000,000 shares of the Company’s common stock, for a total of 110,000,000 shares.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees

The following table sets forth the fees billed to our company for the years ended September 30, 2017 for professional services rendered by PLS CPA, our independent auditor and for services billed for the period of from March 12, 2018 (Inception) to April 27, 2018 East West Accounting Services LLC the independent auditor of CTI:

Fees	2018	2017
Audit Fees	$3,000	$10,000
Audit Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Total Fees	$3,000	$10,000

The SEC requires that before our independent registered public accounting firm is engaged by us to render any auditing or permitted non-audit related service, the engagement be either: (i) approved by our Audit Committee or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

We do not have an Audit Committee. Our Board pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees paid during 2018 and 2017 were pre-approved by our Board.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements relating to the Company contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended December 31, 2017 are available in our Annual Report on Form 10-K/A filed with the SEC on February 16, 2018, and are incorporated herein by reference.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 3.02.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described in such Items, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On April 11, 2018, the Company filed Articles of Amendment to increase its authorized shares of common stock from 75,000,000 to 350,000,000.

On May 3, 2018, the Company filed Articles of Merger in the state of Nevada, pursuant to which CTI merged with and into the Company. At the same time, the name of the Company was changed to CLIC Technology, Inc.

Item 5.06 Change in Shell Company Status

As a result of closing the Merger which closed on May 3, 2018, as described in Item 1.01 above, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

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Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

(b) The audited financial statements of the Company as of and for the March 12, 2018 (Inception) to April 27, 2018, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits

Exhibit	Description

10.1	Merger Agreement dated May 3, 2018 +
10.2	Articles of Merger dated May 3, 2018+
10.3	Articles of Amendment dated April 11, 2018+
99.1	Financial Statements for the March 12, 2018 (Inception) to April 27, 2018 +

_________

+ Filed Herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLIC Technology, Inc.

Dated: May 10, 2018	By:	/s/ Yosef Biton
Yosef Biton
President and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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EXHIBIT 10.1

AGREEMENT OF MERGER AND PLAN OF

REORGANIZATION

MERGING

CLIC TECHNOLOGY, INC.

a Florida corporation

with, and into,

FUNDTHATCOMPANY

a Nevada corporation

under the name of

“CLIC TECHNOLOGY, INC.“

MAY 3, 2018

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AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

This Agreement of Merger and Plan of Reorganization (the “Agreement”) is dated as of this 3rd day of May, 2018 (the “Effective Date”), by and among on the one hand, FundThatCompany, a Nevada corporation, with a registered office address of 1815 NE 144th Street, North Miami, Florida 33181, (“FNTT”, and the “Surviving Corporation”), and on the other hand, CLIC Technology, Inc., a Florida corporation, with a business address of 815 NE 144th Street, North Miami, Florida 33181, (“CTI” or the “Merging Corporation”) and the shareholders of CTI (the “CTI Shareholders”). (FNTT, CTI, and the CTI Shareholders may be referred to herein as a “party” and collectively as the “parties”; and the Merging and Surviving Corporations may also be referred to herein collectively as the "Constituent Corporations").

RECITALS

WHEREAS, FNTT desires to acquire all of the issued and outstanding capital stock of CTI (the “CTI Shares) from the CTI Shareholders in return for which the CTI Shareholders shall receive shares of common stock of FNTT (the “FNTT Shares”) in exchange for the CTI Shares (the “Shares Exchange”) as described in Section 1.3, “Share Exchange”; and

WHEREAS, as a result of the Share Exchange, CTI as the Merging Corporation shall merge into FNTT, wherein FNTT shall be the Surviving Corporation pursuant to the terms of this Agreement; and

WHEREAS, the Board of Directors of the Constituent Corporations deem it advisable and to the advantage of each that the Merging Corporation be merged into the Surviving Corporation on the terms and conditions provided in this Agreement and in accordance with the laws of the States of Nevada and Florida (the “Merger”); and

WHEREAS, the Boards of Directors of each Constituent Corporation have recommended to each one’s respective shareholders that the Merger be approved by a vote of each one’s shareholders, which vote and approval has been attested hereto by resolution of the shareholders of the Constituent Corporations, copies of each of which is to be provided at Closing (Cf., ARTICLE IX, “Closing”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein to which the Constituent Corporations and the CTI Shareholders have agreed, the Constituent Corporations do hereby agree to merge on the terms and conditions stated below to be filed with the Nevada Department of State, Division of Corporations.

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ARTICLE I

Merger and Plan of Reorganization

1.1 Plan of Merger. At Closing (as hereinafter defined), the following Plan of Merger of CLIC Technology, Inc. (the “Merging Corporation”) and FundThatCompany (the “Surviving Corporation”), is adopted pursuant to the Nevada Revised Statues, the laws, the laws of the State of Florida and section 368(a)(1)(A) of the Internal Revenue Code of 1986 of the United States as amended:

a) CLIC Technology, Inc. shall be merged with and into FundThatCompany, to exist and be governed by the laws of the State of Nevada.

b) The name of the Surviving Corporation shall be changed from FundThatCompany to “CLIC TECHNOLOGY, INC.”.

c) At Closing, the separate corporate existence of CTI shall cease, and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of CTI and shall be subject to all the debts and liabilities of the Merging Corporation in the same manner as if the Surviving Corporation had itself incurred them. Post Closing, the Surviving Corporation at its sole option may operate the business of CTI as a wholly-owned subsidiary company or an operating division. All rights of creditors and all liens on the property of each Constituent Corporation shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the Merger.

d) The Surviving Corporation will carry on business with the assets of CTI, as well as with the assets of FNTT.

e) The CTI Shareholders shall surrender all of their CTI Shares in the manner hereinafter set forth.

f) In exchange for the CTI Shares surrendered by the CTI Shareholders, the Surviving Corporation will issue and transfer to the CTI Shareholders, on the basis set forth in Section 1.3, the FNTT Shares.

g) All pre-Closing third party shareholders of FNTT will retain their shares as shares of the Surviving Corporation.

h) (1) Article I of the Articles of Incorporation of FNTT shall be amended to read as follows: “The name of the Corporation is amended as follows: “CLIC TECHNOLOGY, INC.”.

(2) Except as amended in Subparagraph (h) (1), the amended Articles of Incorporation of FNTT shall continue in full force as the Articles of Incorporation of the Surviving Corporation until further amended, altered, or repealed as provided in the Articles or as specified by law.

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1.2 Results of Merger. The Constituent Corporations hereby agree that the Merging Corporation shall be merged with, and into, the Surviving Corporation, and the Merging Corporation and the Surviving Corporation shall be a single corporation. The Surviving Corporation shall be the corporation continuing after the merger, and the separate existence of the Merging Corporation shall cease at Closing.

1.3 Share Exchange. At Closing, to execute the merger, all shares of the outstanding capital stock of the Merging Corporation will be exchanged for a total of One Hundred and Ten Million (110,000,000) shares of restricted common stock of the Surviving Corporation. Said common stock will be issued to the CTI Shareholders as listed in the attached Schedule A, and shall represent 71.5% of the total issued and outstanding shares of restricted common stock of the Surviving Corporation, which shall be One Hundred and Fifty-Three Million, Seven Hundred and Fifty Thousand (153,750,000) shares. At Closing, in addition to the above restricted shares, there shall remain Thirty Million, One Hundred Thousand (30,100,000) unrestricted (free trading) shares, such that the total of all restricted and unrestricted shares of common stock that are issued and outstanding at Closing is One Hundred and Eignty-Three Million, Eight Hundred and Fifty Thousand (183,850,000) shares.

At Closing, each CTI Shareholder agrees that any and all capital stock of the Merging Corporation to which they are entitled has been surrendered to the Surviving Corporation and cancelled per the terms and conditions of this Agreement and that each CTI Shareholder no longer has any rights to any ownership of CTI, which has merged into FNTT, and subsequently CTI has ceased to exist.

1.4 Approval of Shareholder; No Material Changes. Pursuant to applicable statutory provisions, this merger requires the approval of the shareholders of each of the Surviving Corporation and the Merging Corporation. The conditions of the applicable statutes of the State of Nevada have been complied with as follows:

a) The shareholders of the Surviving Corporation and the Merging Corporation have approved any increase in the quantity and class of outstanding shares of capital stock of the Surviving Corporation connected to this merger; and

b) This Agreement does not conflict with or make changes in the Articles of Incorporation or the Bylaws of the Surviving Corporation (except as to the change in name).

1.5 Record Date of Merger. The record date of the Merger shall be the Effective Date, which shall be filed with the appropriate governmental authorities.

1.6 Exemption from Registration. The parties hereto intend that all FNTT Shares shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

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ARTICLE II

Additional Fundamental Terms and Conditions

2.1 Other Fundamental Terms and Conditions. All provisions listed and defined under “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, are hereby incorporated in this Section as fundamental terms and conditions of the Agreement.

ARTICLE III

Representations and Warranties of CTI

CTI hereby represents and warrants to FNTT that:

3.1 Organization. CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it and is duly qualified to do business and is in good standing in each of the political geographic locales where its business requires qualification.

3.2 Certain Agreements. CTI is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on its business, assets, properties, operations, financial condition or prospects (a “Material Adverse Effect”).

3.3 Capitalization. Prior to Closing, all the issued and outstanding capital of CTI shall consist of 100 shares of common stock, no par value per share. All said shares have been issued to the existing CTI Shareholders listed in Schedule A, and are duly and validly issued, fully paid and non‑assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating CTI to issue any additional shares of its capital stock of any class.

3.4 Subsidiaries/Operating Divisions. As of the date of this Agreement, CTI has no subsidiaries or operating divisions.

3.5 Directors and Executive Officers. The names and titles of the directors and executive officers of CTI are as follows:

Name	Position
Yosef Biton	President, Secretary, Treasurer, Director

3.6 Compliance with Laws. To the best of CTI’s knowledge, it has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including U.S. or other federal, regional or municipal governmental laws of any nation, except where such non-compliance would not have a material adverse impact upon its business or properties.

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3.7 Authority. The Board of Directors and shareholders of CTI has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CTI has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CTI and is enforceable in accordance with its terms and conditions.

3.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CTI and the performance by CTI of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which CTI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CTI, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CTI.

3.9 Undisclosed Liabilities. Except as disclosed to FNTT prior to the Closing of this Agreement, as of the date of Closing, CTI shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the date of Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the date of Closing, or any state of facts or condition existing on, or prior to, the date of Closing (regardless of when such liability or obligation is asserted), or as stated in its PCAOB audited financial statements submitted to FNTT prior to Closing (the “CTI Financial Statements”). The CTI Financial Statements shall present fairly, in all material respects, the financial condition of CTI.

3.10 Tax Returns. CTI, within the times and in the manner prescribed by law, has filed all applicable tax returns required by law and has paid all taxes, assessments and penalties due and payable up to the date of Closing. The provisions for taxes, if any, are accurately reflected in the CTI Financial Statements and are adequate.

3.11 Litigation and Complaints.

a) CTI is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of CTI, threatened against or by CTI.

b) CTI is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of CTI's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

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3.12 Absence of Changes. As of the date of Closing, there have not been any change in the financial condition or operations of CTI except changes in the ordinary course of business, which changes in the aggregate have not been materially adverse.

3.13 Indemnification. CTI agrees to indemnify, defend and hold FNTT, its officers, directors and representatives, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against FNTT which arise out of, or result from (i) any breach by CTI in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CTI to FNTT under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by CTI in this Agreement.

3.14 Restricted Securities. CTI acknowledges that all of the FNTT Shares issued by FNTT shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

3.15 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of CTI has been convicted of a felony crime or filed for personal bankruptcy in any country/jurisdiction, and has not been the subject of a U.S. Securities and Exchange Commission (“SEC”) or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or SEC or NASD/FINRA proceeding.

3.16 Full Disclosure. None of the representations and warranties made by CTI herein, certificate or memorandum furnished or to be furnished by CTI, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

ARTICLE IV

Representations and Warranties of FNTT

FNTT represents and warrants to CTI that:

4.1 Organization. FNTT is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

4.2 Certain Agreements. Except as disclosed to CTI prior to the Closing of this Agreement, FNTT is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on its business, assets, properties, operations, results of operations, financial condition or prospects (a “Material Adverse Effect”).

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4.3 Capitalization. Prior to Closing, the authorized capital of FNTT allows it to issue up to 350,000,000 shares of common stock, par value per share of $.001, and no shares of preferred stock. All of the outstanding capital stock of FNTT is duly and validly issued, fully paid and non‑assessable. Except for obligations for the issuance of additional shares of common stock per outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments, there are no outstanding obligations of any kind requiring FNTT to issue any shares of preferred stock.

4.4 Subsidiaries/Operating Divisions. At the time of Closing, FNTT has no subsidiaries or operating divisions.

4.5 Directors and Executive Officers. The name and title of the director and executive officer of FNTT are as follows:

Name	Position
Yosef Biton	President, Secretary, Treasurer, Director

4.6 Compliance with Laws. To the best of FNTT’ knowledge, FNTT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

4.7 Authority. The Board of Directors and shareholders of FNTT has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and FNTT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of FNTT and is enforceable in accordance with its terms and conditions.

4.8 Undisclosed Liabilities. Except as disclosed to CTI prior to the Closing of this Agreement, as of the date of Closing, FNTT shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the date of Closing, or any transaction, series of transactions, action or inaction occurring on, or prior to, the date of Closing, or any state of facts or condition existing on, or prior to, the date of Closing (regardless of when such liability or obligation is asserted), or as stated in its PCAOB audited financial statements of FNTT, dated December 31, 2017 (the “FNTT Financial Statements”). The FNTT Financial Statements shall present fairly, in all material respects, the financial condition of FNTT.

4.9 Tax Returns. Except as disclosed to CTI prior to the Closing of this Agreement, FNTT, within the times and in the manner prescribed by law, has filed all federal, state and local tax returns required by law and has paid, or made arrangements to pay, all taxes, assessments and penalties due and payable. The provisions for taxes, if any, are accurately reflected in its FNTT Financial Statements and are adequate.

8

4.10 Litigation and Complaints.

a) Except as disclosed to CTI prior to the Closing of this Agreement, FNTT is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of FNTT, threatened against or by FNTT.

b) FNTT is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of FNTT’ knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

4.11 Absence of Changes. Since the date of the Financial Statements, there has not been any change in financial condition or operations of FNTT except changes in the ordinary course of business, which changes in the aggregate have not been materially adverse.

4.12 Indemnification. FNTT agrees to indemnify, defend and hold CTI, its officers, directors and representatives, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against CTI which arise out of, or result from (i) any breach by FNTT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by FNTT under this Agreement, (ii) a failure of any representation or warranty in this Article IV or (iii) any untrue statement made by FNTT in this Agreement.

4.13 Restricted Securities. FNTT acknowledges that all of the CTI Shares issued by CTI are restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

4.14. Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of FNTT has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“SEC”) or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or SEC or NASD/FINRA proceeding.

4.15 Full Disclosure. None of the representations and warranties made by FNTT herein, certificate or memorandum furnished or to be furnished by FNTT, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

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ARTICLE V

Representations and Warranties of the CTI Shareholders

5.1 Share Ownership. The CTI Shareholders hold 100% of the CTI Shares. Such CTI Shares are not held beneficially, and such shares are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each CTI Shareholder holds authority to exchange its CTI Shares pursuant to this Agreement and to deliver the CTI Shares to FNTT at Closing, and will therein transfer to FNTT valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

5.2 Investment Intent. Each CTI Shareholder understands and acknowledges that the CTI Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933 of the United States, as amended, for non-public offerings; and makes the following representations and warranties, with the intent that the same may be relied upon in determining its suitability to acquire the FNTT Shares:

a) The FNTT Shares are being acquired solely for the account of each CTI Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the FNTT Shares.

b) Each CTI Shareholder agrees not to dispose of its FNTT Shares or any portion thereof unless and until counsel for the Surviving Corporation shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c) Each CTI Shareholder acknowledges that FNTT has made all documents pertaining to all aspects of the transactions contemplated herein available to him/her and to his/her qualified representatives, if any, and has offered such person(s) an opportunity to discuss the transactions contemplated herein with an/the officer(s) of FNTT.

d) Each CTI Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Share Exchange (as referenced in Section 1.3) on the terms and conditions of this Agreement.

e) Each CTI Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.3).

f) Each CTI Shareholder understands that its investment in the FNTT Shares is not liquid and has adequate means of providing for its current needs and contingencies and has no need for liquidity in this investment.

5.3 Indemnification. Each CTI Shareholder recognizes that the offer of the FNTT Shares in the Share Exchange (as referenced in Section 1.3) is based upon its representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless FNTT, its officers, directors, employees, representatives and agents, against all liability, costs or expenses (including reasonable attorney’s fees and paralegal expenses) arising as a result of any misrepresentation made herein by such Shareholder.

5.4 Restricted Securities. Each CTI Shareholder understands and agrees that the certificate evidencing the FNTT Shares will have a restrictive legend placed thereon stating that the FNTT Shares have not been registered under the Securities Act of 1933 of the United States, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the FNTT Shares.

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ARTICLE VI

Covenants Prior to the Date of Closing

6.1 Investigative Rights. Prior to Closing, each Constituent Corporation shall provide to the other, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records, financial and otherwise, for the purpose of examining the same. Each Constituent Corporation shall furnish the other with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no claim may be asserted by the party so learning that a representation of the other party was not accurate. If the transaction contemplated hereby is not completed, all documents received by one party belonging to another and/or their attorneys or other representatives, shall be returned to the respective party and all information so received shall be treated as confidential.

6.2 Conduct of Business. Prior to Closing. Each Constituent Corporation shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other, except in the normal course of business. Neither Constituent Corporation shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither Constituent Corporation shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock unless agreed to by the other Constituent Corporation hereto, or as defined in this Agreement.

6.3 Confidential Information. Each party to this Agreement will treat all non-public, confidential and trade secret information received from another party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the party disclosing it in the event this Agreement is terminated.

6.4 Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

11

ARTICLE VII

Conditions Precedent to CTI’s Performance

7.1 CTI Obligations. CTI’s obligations hereunder shall be subject to the satisfaction at or before Closing of all the conditions set forth in this Article VII. CTI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its other rights or remedies, at law or in equity, if FNTT shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FNTT in this Agreement or in any written statement that shall be delivered to CTI by FNTT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3 Performance. FNTT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

7.4 Absence of Litigation. Except as disclosed to CTI prior to the Closing of this Agreement, no action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against FNTT.

7.5 Officer’s Certificate. FNTT shall have delivered to CTI a certificate dated the date of Closing signed by the President of FNTT certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article IV are true and correct as of the date of Closing.

7.6 Corporate Action. FNTT shall have obtained in the form of a written resolution, the approval of (i) FNTT’s shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE VIII

Conditions Precedent to FNTT’s Performance

8.1 Conditions. FNTT’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VIII. FNTT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its rights or remedies, at law or in equity, if CTI shall be in default of any of its representations, warranties or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CTI in this Agreement or in any written statement that shall be delivered to FNTT by CTI under this Agreement shall be true and accurate on and as of the date of Closing as though made at that time.

8.3 Performance. CTI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

12

8.4 Absence of Litigation. Except as disclosed to CTI prior to the Closing of this Agreement, no action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CTI.

8.5 Audited Financial Statements. CTI shall have delivered to FNTT at or prior to Closing, fully audited financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

8.6 Officer’s Certificate. CTI shall have delivered to FNTT a certificate dated the date of Closing signed by the President of CTI certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

8.7 Corporate Action. CTI shall have obtained in the form of a written resolution, the approval of (i) CTI’s shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE IX

Closing

9.1 Closing. The closing of this Agreement shall be held at the offices of FNTT or at any mutually agreeable place on or prior to 5:00 p.m., U.S. Eastern Standard Time, Friday, May 4, 2018, unless extended by mutual agreement of the parties. At the Closing:

a) FNTT shall deliver (i) the FNTT Shares to the CTI Shareholders within ten (10) business days of Closing, and a copy of a resolution of its Board of Directors authorizing such issuance, and (ii) the Officer’s Certificate described in Section 7.5 to CTI.

b) In return for the FNTT Shares, the CTI Shareholders shall deliver to FNTT (i) certificates or other representation acceptable to FNTT representing transfer of all the CTI Shares.

c) CTI shall deliver to FNTT (i) the Officer’s Certificate described in Section 8.3, (ii) signed minutes of its meeting of its board of directors approving this Agreement, and (iii) the CTI Financial Statements.

d) As the final item at Closing, the current directors of FNTT shall appoint new members to its Board of Directors which new members in a majority shall represent CTI.

13

ARTICLE X

Covenants Subsequent to the Date of Closing

10.1 Recording of Merger. Within three (3) business days following Closing, the Surviving Corporation will (a) cause a “Merger and Plan of Reorganization” identical in content to “ARTICLE I” herein, and the amendment to the Articles of Incorporation per Section 1.1 (h), to be filed with the State of Nevada and the State of Florida, with a “Certified Copy” for each such filing to be returned to the Surviving Corporation; and (b) file a name change with the U.S. Financial Industry Regulatory Authority (“FINRA”) in order to effect a trading name and symbol change in accordance with FINRA policies and procedures, and (c) file a name change with OTC Markets, according to its rules and regulations as quickly as permitted.

ARTICLE XI

General Provisions

11.1 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision herein.

11.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

11.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

11.4 No Modification. This Agreement may not be amended or modified except by a written agreement signed by the parties.

11.5 Entire Agreement. This Agreement constitutes the final understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between and among the parties, whether written or oral.

11.6 Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Nevada applicable to contracts made and to be performed entirely therein, without giving effect to the rules or principles of conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of Nevada and of any state and federal court located therein, or in lieu of Nevada, any other jurisdiction approved by each party hereto by mutual unanimous consent.

14

11.7 Attorney’s Fees. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

11.8 Severability. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The parties agree that this Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Agreement is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signature shall be treated in all respects as having the same effect as an original signature.

11.10 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to each one’s respective address as first listed above.

11.11 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

11.12 Finders/Brokers. There are no finders or brokers in connection with the transaction contemplated herein.

11.13 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

11.14 Expenses. Each party will bear their own expenses, including, but not limited to, legal, accounting, paralegal, administrative and State filing fees incurred in connection with this Agreement.

15

11.15 Survival of Terms and Conditions. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the “Survival”). Such provisions, terms and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement, and any or all of the content of “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, contained herein.

11.16 Termination, Amendment and Waiver.

a) Termination. This Agreement may be terminated at any time, whether before or after approval of matters presented in connection with it, or after Closing:

(1) By mutual written consent of FNTT, CTI and a majority of the named CTI Shareholders;

(2) In writing to the other parties hereto by FNTT, CTI or a majority of the named CTI Shareholders, if:

(i)	Any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	The transaction shall not have been consummated on or before 5:00 p.m., U.S. Eastern Standard Time, Friday May 4, 2018 unless such failure is the result of a material breach of this Agreement by a party hereto seeking to terminate this Agreement.

(iii)	Any material breach has occurred of any article, section or provision of this Agreement, including, but not limited to, Article X, “Covenants Subsequent to the Date of Closing”.

(3) By FNTT, if CTI or any of the CTI Shareholders (a) breaches any respective representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in FNTT’s sole judgment that constitutes a Material Adverse Effect as defined in Section 3.2; and

(4) By CTI or the CTI Shareholders, if FNTT (a) breaches any of its representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in CTI’s sole judgment that constitutes a Material Adverse Effect as defined in Section 4.2.

16

b) Effect of Termination. In the event of termination of this Agreement prior to Closing by CTI, FNTT or a vote of the majority of the named CTI Shareholders, as provided herein, this Agreement shall forthwith immediately become void and have no effect, without any liability or obligation on the part of any party hereto, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in, or connected to, this Agreement.

c) Extension; Waiver. As pertains to this Agreement, at any time the parties may, to the extent legally allowable: (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

d) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of (i) FNTT, an action by its respective Board of Directors, and (ii) CTI, an action by its respective Board of Directors or (iii) a written action signed by a majority of the CTI Shareholders.

11.17 Authority to Bind. A responsible officer of Constituent Corporation has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of its Constituent Corporation to execute it.

11.18 Further Assurances. The parties shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein, including, but not limited to, Article X, “Covenants Subsequent to the Date of Closing”.

11.19 No Interpretation Against Drafter. There shall be no rule of interpretation against the drafter in drafting this Agreement. All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“SURVIVING CORPORATION”		“MERGING CORPORATION”

FundThatCompany (“FNTT”)		CLIC Technology, Inc. (“CTI”)
a Nevada corporation		a Florida corporation

By:	/s/ Yosef Biton	By:	/s/ Yosef Biton
Yosef Biton, President and Director		Yosef Biton, President and Director

17

SCHEDULE A

The following table lists the CTI Shareholders (the “Shareholders”) who collectively represent 100% of the issued and outstanding capital stock of CTI, and the quantity of shares of FNTT common stock that each such shareholder shall receive from the Share Exchange (cf., Section 1.3).

CTI Shareholder Name and Address	FNTT Shares of Common Stock To Be Issued
Yosef Biton 1815 NE 144th Street North Miami, Florida 33181	55,000,000
Novelties Distribution, LLC 2171 NW 87th Avenue Sunrise, FL 33322	55,000,000
TOTAL	110,000,000

18

EXHIBIT 10.2

EXHIBIT 10.3

090304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20180164882-10
	Filing Date and Time 04/11/2018 12:16 PM
	Entity Number E0424602015-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FundThatCompany

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation of FundThatCompany are hereby amended such that the quantity of authorized common stock is increased from 75,000,000 shares. $.001 par value per share, to 350,000,000 shares, $.001 par value per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59%

4. Effective date and time of filing: (optional) Date: 04/11/2018 Time: 11:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

EXHIBIT 99.1

FUNDTHATCOMPANY

FINANCIAL STATEMENTS

September 30, 2017

F-1

PLS CPA, A PROFESSIONAL CORPORATION

4725 MERCURY STREET #210 SAN DIEGO CALIFORNIA 92111

TELEPHONE(858)722-5953 FAX (858) 761-0341

FAX (858) 764-5480

E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

FundThatCompany

We have audited the accompanying balance sheet of FundThatCompany September 30, 2017 and 2016 and the related financial statements of operations, changes in shareholder’s deficit and cash flows for the years ended September 30, 2017 and 2016. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FundThatCompany as of September 30, 2017 and 2016, and the results of its operation and its cash flows for the years ended September 30, 2017 and 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

January 12, 2018

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

F-2

FUNDTHATCOMPANY BALANCE SHEETS
	September 30,	September 30,
	2017	2016
ASSETS
CURRENT ASSETS
Cash	$169	$669
TOTAL CURRENT ASSETS	$169	$669

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	3,000	322
Due to related party	28,892	6,932

TOTAL CURRENT LIABILITIES	31,892	7,254

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 73,850,000 shares issued and outstanding (1,750,000,000 - September 30, 2016)	73,850	1,750,000
Additional paid in capital	(58,700)	(1,740,000)
Accumulated deficit	(46,873)	(16,585)

TOTAL STOCKHOLDER’S DEFICIT	(31,723)	(6,585)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$169	$669

The accompanying notes are an integral part of these financial statements.

F-3

FUNDTHATCOMPANY

STATEMENT OF OPERATIONS

	For the year ended September 30,	For the year ended September 30,
	2017	2016
REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$17,338	$2,478
Professional fees	12,950	12,275

TOTAL OPERATING EXPENSES	30,288	14,753

NET LOSS	(30,288)	(14,753)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING- BASIC AND DILUTED	73,850,000	1,750,000,000

The accompanying notes are an integral part of these financial statements.

F-4

FUNDTHATCOMPANY

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 30, 2015 TO SEPTEMBER 30, 2017

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total
Balance, September 30, 2015	1,750,000,000	1,750,000	(1,740,000)	(10,000)	(1,832)	(1,832)

Subscription receivable - October 26, 2015	-	-	-	10,000	-	10,000

Net loss for period ended September 30, 2016	-	-		-	(14,753)	(14,753)

Balance September 30, 2016	1,750,000,000	1,750,000	(1,740,000)	-	(16,585)	(6,585)

Shares issued for cash - at $0.0001714 - December 2, 2016	30,100,000	30,100	(24,940)	-	-	5,160

Shares cancelled - at $0.000000005 - December 2, 2016	(1,706,250,000)	(1,706,250)	1,706,240	-	-	(10)

Net loss for period ended September 30, 2017	-	-	-	-	(30,288)	(30,288)

Balance, September 30, 2017	73,850,000	$73,850	$(58,700)	$-	$(46,873)	$(31,723)

The accompanying notes are an integral part of these financial statements.

F-5

FUNDTHATCOMPANY

STATEMENTS OF CASH FLOWS

	For the year ended September 30, 2017	For the year ended September 30, 2016
CASHFLOWS FROMOPERATING ACTIVITIES
Net loss for the period	$(30,288)	$(14,753)
Adjustments to reconcile net loss to net cash used in operating activities		-
Changes in operating assets and liabilities		-
Accounts payable	2,678	322

NET CASH USED IN OPERATING ACTIVITIES	(27,610)	(14,431)

CASHFLOWS FROMINVESTING ACTIVITIES	-	-

CASHFLOWS FROMFINANCINGACTIVITIES
Proceeds from sale of common stock	5,160	10,000
Advances from related party	21,950	5,100

NET CASHPROVIDED BYFINANCINGACTIVITIES	27,110	15,100

NET INCREASEIN CASH	(500)	669

CASH, BEGINNING OF PERIOD	669	-

CASH, END OF PERIOD	$169	$669

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCINGACTIVITIES:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

NOTE1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FundThatCompany was incorporated in the State of Nevada as a for-profit Company on September 4, 2015 and established a fiscal year end of September 30. The Company is organized to establish a portal for Rewards-Based Crowdfunding.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $46,873. As at September 30, 2017, the Company has a working capital deficit of $31,723. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances fromrelated parties as may be required. As of September 30, 2017, the Company has issued 1,750,000,000 (pre- split 43,750,000) founder shares for net proceeds of $10,000 and 30,100,000 in private placements for next proceeds of $5,160. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result fromthis uncertainty.

NOTE2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ fromthose estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of September 30, 2017 and 2016, there were 73,850,000 and 1,750,000,000 common stock outstanding.

F-7

FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at September 30, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE3 - COMMON STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share, with 73,850,000 and 1,750,000,000 shares issued and outstanding at September 30, 2017 and September 30, 2016, respectively. No preferred shares have been authorized or issued.

On September 4, 2015, the Company issued 1,750,000,000 (pre-split 10,000,000) common shares at $0.000005714 (pre-split $0.001) per share to the sole director and President of the Company for cash proceeds of $10,000. On October 26, 2015, the Company received $10,000 for issued 1,750,000,000 common shares at $0.000005714 per share to the sole director and President of the Company on September 4, 2015.

On December 2, 2016 the Company has sold 30,100,000 (pre-split 172,000) common shares at $0.0001714 (pre-split $0.03) per share to 30 shareholders of the company for proceeds of $5,160. Funds were received by the Company on January 5, 2017.

On December 2, 2016, the founding shareholder of the Company returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

On December 2, 2016, the directors of the Company approved a special resolution to undertake a forward split of the common stock of the Company on a basis of 175 new common shares for 1 old common share. The issued and outstanding common stock increased from 422,000 to 73,850,000 as of December 2, 2016.

All references in these financial statements to number of common shares, price per share and weighted average number of shares outstanding prior to the 175:1 forward split have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.

As of September 30, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

F-8

FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

NOTE4 - RELATED PARTYTRANSACTIONS

During the year 2017, the Company received cash advances from Chayut Ardwichai, its CEO of $7,200. Additionally, the CEO paid expenses of $14,750 on behalf of the Company in year 2017. As of September 30, 2017 and 2016, the total amount owing to the CEO from the Company is $28,892 and 6,932. The amounts due to the related party are unsecured, and non- interest bearing, with no set terms of repayment.

On December 2, 2016, the founding shareholder of the Company returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

NOTE5 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Sept 30, 2017	Sept 30, 2016
Net loss before income taxes per financial statements	$(30,288)	$(14,753)
Income tax rate	34%	34%
Income tax recovery	(10,298)	(5,016)
Non-deductible	--	--
Valuation allowance change	10,298	5,016

Provision for income taxes	$-	$-

The significant component of deferred income tax assets at September 30, 2017 and 2016 is as follows:

	September 30, 2017	September 30, 2016
Net deferred income tax asset	$-	$-
Net operating loss carry-forward	$15,937	$5,639
Valuation allowance	(15,937)	(5,639)

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of September 30, 2017 and 2016 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended September 30, 2017 and 2016; and no interest or penalties have been accrued as of September 30, 2017 and 2016. As of September 30, 2017 and 2016, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and 2016 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

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